UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 6, 2007

VYTERIS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-32741	84-1394211
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

13-01 Pollitt Drive, Fair Lawn, NJ	07410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 703-2299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of Director.

On  November 6, 2007, Arthur Courbanou was elected as a Director of Vyteris, Inc. (the “Company”).  Mr. Courbanou is expected to serve on the Company’s Audit Committee and qualifies as a financial expert with respect thereto.  He may also serve on the Compensation Committee or the Nominating and Corporate Governance Committee.  There are no arrangements between Mr. Courbanou and any persons pursuant to which Mr. Courbanou was selected as a director.  Mr. Courbanou was granted 50,000 options pursuant to the Company’s 2007 Outside Director Cash Compensation and Stock Incentive Plan.

Mr. Arthur Courbanou is Chief Financial Officer and Chief Operating Officer of Sunham Home Fashions LLC, a multi-national importer and wholesaler of home fashion textiles.  Prior to joining Sunham in July 2006, Mr. Courbanou was a Partner at Rosen Seymour Shapps Martin & Company LLP, an accounting and consulting firm.  Mr. Courbanou, a professional with more than 22 years of business, accounting, tax and consulting experience has served on a broad range of business, litigation and forensic accounting assignments.

Mr. Courbanou is a CPA licensed in New York.  He received his B.S. from the State University of New York at Albany, NY.   Mr. Courbanou is also a licensed securities broker (Series 7 and 66) and holds Life and Health Insurance licenses.  He is a member of the American Institute of Certified Public Accountants and New York State Society of CPAs and has served on numerous professional and charitable committees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYTERIS, INC.

By:	/s/ Timothy McIntyre
Name: Timothy McIntyre
Title: President and Chief Executive Officer

Dated:  November 13, 2007